Exhibit 19.15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-113789 and the Registration Statement on Form F-3 (No. 333-182712 and No. 333-182712-02) of AngloGold Ashanti Limited of our reports dated 02 April 2015, with respect to the consolidated financial statements of AngloGold Ashanti Limited and the effectiveness of internal control over financial reporting of AngloGold Ashanti Limited included in this Annual Report (Form 20-F) for the year ended 31 December 2014.

/s/ Ernst & Young Inc.

Ernst & Young Inc.
Registered Auditor

Johannesburg, Republic of South Africa
02 April 2015

E-9